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EQT Reports First Quarter 2019 Results
New management team delivers strong operational improvements and significant free cash flow generation in consecutive quarters

PITTSBURGH (April 25, 2019) -- EQT Corporation (NYSE: EQT) today announced financial and operational performance results for the first quarter 2019.

First Quarter Highlights:
●	Sales volumes of 383 Bcfe exceeded guidance of 360-380 Bcfe and increased 13%, adjusted for divestitures, from the first quarter 2018
●	Full year sales volume guidance raised 10 Bcfe to 1,480 - 1,520 Bcfe while full year capital expenditure guidance remains unchanged at $1.85 - $1.95 billion
●	Diluted earnings per share (EPS) and adjusted EPS* increased 113% and 24% to $0.75 and $0.83, respectively, despite a 5% lower average realized price compared to the first quarter of 2018
●	Income from continuing operations and adjusted EBITDA* increased 112% and 2% over the first quarter 2018 to $191 million and $710 million, respectively
●	Capital expenditures decreased 22% to $476 million while feet of pay turned-in-line increased compared to the first quarter 2018
●
Net cash provided by operating activities was $871 million in the first quarter 2019 and $1.4 billion in the last two quarters; adjusted free cash flow* was $171 million in the first quarter 2019 and $306 million in the last two quarters

●	Positive operational results included significant improvements in rig and frac crew efficiencies such as:
■ Drilling days per 1,000 feet improved 25% over prior quarter and 32% since November 2018
■ Frac stages per crew increased 30% and non-productive time decreased 70% over the first quarter 2018
●	Cash operating expenses per unit decreased 5% over the first quarter 2018
●	On-target to achieve $150 million of cost savings in 2019, including $50 million identified as part of the Target 10% Initiative
●	Net debt decreased by approximately $500 million since December 31, 2018
*A non-GAAP measure. Please see the Non-GAAP Disclosures section of this news release for important disclosures.

Robert J. McNally, president and chief executive officer, said, “Our strong operational performance is demonstrated through our first quarter results. We are achieving the ambitious targets we set in January, as evidenced by our improved financial and operational metrics in the quarter. We have generated over $300 million in adjusted free cash flow over the last two quarters and remain on track to achieve our 2019 free cash flow target.”

McNally added, “We will continue to identify incremental opportunities to operate more efficiently and further reduce costs. EQT is uniquely positioned to be one of the lowest-cost and most efficient operators in the Marcellus basin. Our consolidated core acreage position and long-lived inventory will enable us to increase lateral lengths and spacing, drive down per unit operating and capital costs, and deliver substantial free cash flow for many years to come. With a world-class asset base, a clear and compelling strategic plan, and an experienced, restructured leadership team focused on operational efficiency, we are building on our progress and creating significant long-term value for all EQT shareholders.”

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FIRST QUARTER 2019 FINANCIAL AND OPERATIONAL PERFORMANCE

	Three Months Ended March 31,			%
($ millions, except EPS)	2019	2018	Change	Change
Total sales volume (Bcfe)	383	357	26	7%
Income (loss) from continuing operations	$191	$(1,579)	$1,770	112%
Adjusted net income from continuing operations (a non-GAAP measure)	$212	$179	$33	18%
Adjusted EBITDA from continuing operations (a non-GAAP measure)	$710	$695	$15	2%
Diluted earnings per share (EPS) from continuing operations	$0.75	$(5.96)	$6.71	113%
Adjusted EPS from continuing operations (a non-GAAP measure)	$0.83	$0.67	$0.16	24%
Net cash provided by operating activities	$871	$904	$(33)	(4)%
Adjusted free cash flow (a non-GAAP measure)	$171	$89	$82	92%

In the first quarter 2019, the Company reported income from continuing operations of $191 million, or $0.75 per diluted share, compared to a loss from continuing operations of $1.6 billion, or a loss of $5.96 per diluted share, for the first quarter 2018. The increase was primarily attributable to an impairment charge recorded in the first quarter 2018. Adjusted net income from continuing operations, which excludes impairment charges, non-cash derivatives and other items impacting comparability between periods, was $33 million higher than the same quarter last year.

Sales of natural gas, oil and natural gas liquids (NGLs) increased $45 million as a result of a 7% increase in sales volumes in 2019, which was more than offset by a loss on derivatives not designated as hedges in 2019. Adjusted for volumes from the divestitures of the Company's Huron and Permian assets in 2018, sales volumes increased 13% in the first quarter 2019.

Compared to the same quarter last year, average realized price was 5% lower at $3.16 per Mcfe, primarily on a lower average natural gas differential as a result of lower gas daily prices during the first quarter 2019 at sales points off the Company's Northeast capacity. Lower gas daily pricing also negatively impacted the Company's first quarter average natural gas differential compared to guidance; however, the Company reiterates its full-year 2019 average differential guidance.

Net cash provided by operating activities decreased by 4% and adjusted free cash flow increased 92%. Adjusted free cash flow in the first quarter 2019 was $171 million, unadjusted for an $8 million litigation reserve and $4 million of proxy and transaction costs.

The Non-GAAP Disclosures section of this news release provides reconciliations of non-GAAP financial measures to the most comparable GAAP financial measures, as well as important disclosures regarding certain projected non-GAAP financial measures.

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Capital Expenditures

	Three Months Ended March 31,
(millions)	2019	2018
Reserve development	$401	$490
Land and lease	45	60
Capitalized overhead	17	29
Capitalized interest	7	7
Other production infrastructure	6	10
Property acquisitions	—	14
Other corporate items	—	—
Total capital expenditures from continuing operations	$476	$610

Operating Expenses Per Unit
The following presents certain of the Company's operating expenses on a per unit basis.

	Three Months Ended March 31,
($/Mcfe)	2019	2018
Gathering	$0.56	$0.54
Transmission	0.50	0.50
Processing	0.08	0.13
LOE, excluding production taxes	0.06	0.10
Production taxes	0.05	0.07
Exploration	—	—
SG&A	0.13	0.11
Total cash operating expenses per unit	$1.38	$1.45

Production depletion	$1.01	$1.07

Per unit cash operating expenses decreased 5%, primarily as a result of increased sales volume. On a per unit basis, processing expense was $0.05 per Mcfe lower, lease operating expense (LOE) was $0.04 per Mcfe lower and production taxes were $0.02 per Mcfe lower, each of which were favorably impacted by the divestitures of the Company's Huron and Permian assets in 2018. Excluding the sales volumes related to the divestitures of the Huron and Permian assets in 2018, gathering expense per unit was $0.57 per Mcfe in 2018. When adjusting for the impact of an $8 million litigation reserve recorded during the first quarter 2019, selling, general and administrative expense (SG&A) was $0.11 per Mcfe.

Liquidity
As of March 31, 2019, the Company had $350 million of credit facility borrowings and no letters of credit outstanding under its $2.5 billion credit facility. As of March 31, 2019, net debt was lower by approximately $500 million compared to December 31, 2018 as a result of working capital dynamics and positive adjusted free cash flow over the past two quarters. Adjusted operating cash flow is forecasted to be $2.2 to $2.3 billion in 2019, which fully funds the Company's capital expenditure plan of $1.85 to $1.95 billion and is expected to deliver $300 to $400 million of adjusted free cash flow.

Operational Update
The Company’s strong first quarter 2019 operational performance reflects the move to stable operations and the Company’s focus on enhanced operational efficiencies. During the quarter, the Company drilled 17 wells with total curve and lateral footage of greater than 14,000 feet in one-run, and

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surpassed the mile-per-day rate of penetration mark on 4 wells. The team also set a basin bit record for the longest one run at 19,426 feet. Horizontal drilling performance improved 32% when compared to November of 2018 to 0.79 days per 1,000 feet, down from 1.17 days per 1,000 feet.

The Company's completions operation also saw significantly improved results, increasing frac stages per crew by 30% and decreasing non-productive time by 70% year-over-year. The Company's frac plug drill-out operations have also seen significant efficiency gains with a 71% improvement in the average number of plugs per day, reducing cycle times by nearly 3 days per 100 plugs. In April, the Company’s frac plug drill-out operations completed 43 frac plugs and cleaned 7,550 feet in a 24-hour period - positioning the Company as one of the most efficient in the Appalachian basin and setting a Company record.

As part of the Company's ongoing effort to increase operational efficiencies and reduce costs, the Company was also able to successfully negotiate a penalty-free, early reduction to its horizontal rig count that results in approximately 30 fewer horizontal wells being drilled during 2019 compared to the operational plan announced in January. The Company will also spud approximately 15 fewer wells. Additionally, as a result of the operational efficiency gains in completion operations, the Company now expects to frac an additional 10 wells in 2019. Finally, seven fewer wells are expected to be turned-in-line during 2019 as a result of non-operated activity by joint venture partners and timing. These operational changes will not impact full year 2019 volumes or capital expenditures; they represent an acceleration of the Company's optimization of resource count and development cadence that will enhance the Company's capital efficiency as it moves into 2020.

Finally, lateral lengths and well costs were in-line with the Company’s first quarter 2019 expectations and are on-track to achieve full-year guidance targets.

WELL STATISTICS
Net Wells Drilled (spud)

	PA Marcellus	WV Marcellus	Ohio Utica
Q1 2019	27	2	1
2019 Forecast	83	11	17
Q2 2019 Forecast	18	2	7

•	Q1 2019 average lateral lengths: PA Marcellus 11,300'; WV Marcellus 8,400'; Ohio Utica 9,600'

•	2019 forecasted average lateral lengths: PA Marcellus 13,200'; WV Marcellus 6,500'; Ohio Utica 11,200'

Net Wells Turned-in-line (TIL)

	PA Marcellus	WV Marcellus	Ohio Utica
Q1 2019*	24	-	5
2019 Forecast*	101	20	19
Q2 2019 Forecast	27	10	2

•	Q1 2019 average lateral lengths: PA Marcellus 10,800'; Ohio Utica 8,300'

•	2019 forecasted average lateral lengths: PA Marcellus 11,300'; WV Marcellus 6,200'; Ohio Utica 12,200'
*Q1 PA Marcellus includes 6 Upper Devonian wells. Forecasted full-year 2019 PA Marcellus includes 8 Upper Devonian wells.

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Marcellus Horizontal Gross Well Status (cumulative since inception)*

	As of 3/31/19	As of 12/31/18	As of 9/30/18	As of 6/30/18	As of 3/31/18
Wells drilled (spud)	1,848	1,819	1,798	1,777	1,749
Wells online	1,589	1,571	1,529	1,468	1,430
Wells complete, not online	33	19	22	40	35
Wells drilled, uncompleted	226	229	247	269	284
*These totals may differ from previous presentations to account for purchases, dispositions, wells plugged, or that have had a change in target formation to/from Marcellus.

Ohio Utica Horizontal Gross Well Status*

	As of 3/31/19	As of 12/31/18	As of 9/30/18	As of 6/30/18	As of 3/31/18
Wells drilled (spud)	255	251	251	246	236
Wells online	229	221	218	198	196
Wells complete, not online	2	8	1	14	2
Wells drilled, uncompleted	24	22	32	34	38
*These totals may differ from previous presentations to account for acquisitions, dispositions, or wells plugged.

HEDGING (as of April 22, 2019)
The Company’s total natural gas production NYMEX hedge positions through 2023 are:

	2019 (a)	2020	2021	2022	2023
Swaps
Volume (MMDth)	591	553	306	136	61
Average Price($/Dth)	$2.91	$2.82	$2.78	$2.75	$2.74
Calls - Net Short
Volume (MMDth)	261	187	37	22	7
Average Short Strike Price ($/Dth)	$3.11	$3.15	$3.25	$3.20	$3.18
Puts - Net (Short) Long
Volume (MMDth)	(36)	—	10	—	—
Average Long Strike Price ($/Dth)	$2.97	$—	$2.71	$—	$—
Fixed Price Sales (b)
Volume (MMDth)	59	12	3	—	—
Average Price ($/Dth)	$2.83	$2.77	$2.77	$—	$—

(a) April 1 - December 31, 2019.
(b) The difference between the fixed price and NYMEX are included in average differential on the Company’s price reconciliation.

First Quarter 2019 Conference Call Webcast Information
The Company's conference call with securities analysts begins at 10:30 a.m. ET today and will be broadcast live via the Company's web site at www.eqt.com, and on the investor information page of the Company’s web site at ir.eqt.com, with a replay available for seven days following the call.

2019 GUIDANCE
See the Non-GAAP Disclosures section for important information regarding the non-GAAP financial measures included in this news release, including reasons why the Company is unable to provide a projection of its 2019 net cash provided by operating activities, the most comparable financial measure calculated in accordance with GAAP, to projected adjusted operating cash flow and adjusted free cash flow, or a projection of its 2019 net income, the most comparable financial measure calculated in accordance with GAAP, to projected adjusted EBITDA.

Production	Q2 2019	Full-Year 2019
Total sales volume (Bcfe)	355 - 375	1,480 - 1,520
Liquids sales volume, excluding ethane (Mbbls)	2,015 - 2,115	8,350 - 8,550
Ethane sales volume (Mbbls)	1,110 - 1,210	4,470 - 4,670
Total liquids sales volume (Mbbls)	3,125 - 3,325	12,820 - 13,220

Resource Counts
Marcellus / Utica Rigs		6 - 8
Top-hole Rigs		2 - 4
Frac Crews		5 - 7

Unit Costs ($ / Mcfe)
Gathering		$0.54 - 0.56
Transmission		$0.49 - 0.51
Processing		$0.08 - 0.10
LOE, excluding production taxes		$0.05 - 0.07
Production taxes		$0.04 - 0.06
SG&A		$0.11 - 0.13

Average differential ($ / Mcf)	$(0.55) - $(0.35)	$(0.45) - (0.25)

($'s in Billions)
Adjusted EBITDA (a non-GAAP measure)		$2.3 - 2.4
Adjusted operating cash flow (a non-GAAP measure)		$2.2 - 2.3
Capital expenditures		$1.85 - 1.95
Adjusted free cash flow (a non-GAAP measure)		$0.3 - 0.4

Based on average NYMEX natural gas price (April to December) of $2.79 per MMbtu as of March 31, 2019.

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NON-GAAP DISCLOSURES

Adjusted Net Income from Continuing Operations and Adjusted Earnings per Diluted Share (Adjusted EPS) from Continuing Operations
Adjusted net income from continuing operations and adjusted EPS from continuing operations are non-GAAP supplemental financial measures that are presented because they are important measures used by the Company's management to evaluate period-to-period comparisons of earnings trends. Adjusted net income from continuing operations and adjusted EPS from continuing operations should not be considered as alternatives to income (loss) from continuing operations or diluted EPS from continuing operations presented in accordance with GAAP. Adjusted net income from continuing operations as presented excludes the revenue impact of changes in the fair value of derivative instruments prior to settlement, impairment/loss on the sale of long-lived assets, lease impairments and expirations, proxy and transaction costs and certain other items that impact comparability between periods. Management utilizes adjusted net income from continuing operations to evaluate earnings trends because the measure reflects only the impact of settled derivative contracts; thus, the income from natural gas sales is not impacted by the often-volatile fluctuations in the fair value of derivatives prior to settlement. The measure also excludes other items that affect the comparability of results or that are not indicative of trends in the ongoing business. Management believes that adjusted net income from continuing operations as presented provides useful information for investors for evaluating period-over-period earnings.

The table below reconciles adjusted net income from continuing operations and adjusted EPS from continuing operations with income (loss) from continuing operations and diluted EPS from continuing operations, the most comparable financial measures calculated in accordance with GAAP, each as derived from the Statements of Condensed Consolidated Operations to be included in the Company's report on Form 10-Q for the quarter ended March 31, 2019.

	Three Months Ended March 31,
	2019	2018
	(Thousands, except per share information)
Income (loss) from continuing operations	$190,691	$(1,578,533)
Add back / (deduct):
Impairment/loss on sale of long-lived assets	—	2,329,045
Lease impairments and expirations	29,534	3,879
Proxy and transaction costs	4,089	10,078
Loss (gain) on derivatives not designated as hedges	131,996	(62,592)
Net cash settlements paid on derivatives not designated as hedges	(63,634)	(38,629)
Premiums received for derivatives that settled during the period	2,437	234
Increase in litigation reserves	8,000	—
Unrealized gain on investment in Equitrans Midstream Corporation	(89,055)	—
Tax impact of non-GAAP items (a)	(2,185)	(484,930)
Adjusted net income from continuing operations	$211,873	$178,552
Diluted weighted average common shares outstanding	255,387	265,169
Diluted EPS from continuing operations	$0.75	$(5.96)
Adjusted EPS from continuing operations	$0.83	$0.67

(a)	The tax impact of non-GAAP items represents the incremental tax expense that would have been incurred had these items been excluded from income (loss) from continuing operations, which resulted in

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blended tax rates of 9.4% and 21.6% for the three months ended March 31, 2019 and 2018, respectively. These rates differ from the Company's statutory tax rate primarily due to the impact of items specific to each respective quarter.

Adjusted Operating Cash Flow and Adjusted Free Cash Flow
Adjusted operating cash flow is defined as the Company’s net cash provided by operating activities less changes in other assets and liabilities, less EBITDA attributable to discontinued operations (a non-GAAP supplemental financial measure defined below), plus interest expense attributable to discontinued operations and cash distributions from discontinued operations. Adjusted free cash flow is defined as adjusted operating cash flow less accrual-based capital expenditures attributable to continuing operations. Adjusted operating cash flow and adjusted free cash flow are non-GAAP supplemental financial measures that the Company's management and external users of its consolidated financial statements, such as industry analysts, lenders and ratings agencies use to assess the Company’s liquidity. The Company believes that adjusted operating cash flow and adjusted free cash flow provide useful information to management and investors in assessing the impact of the Company’s ability to generate cash flow in excess of capital requirements and return cash to shareholders. Adjusted operating cash flow and adjusted free cash flow should not be considered as alternatives to net cash provided by operating activities or any other measure of liquidity presented in accordance with GAAP.

The table below reconciles adjusted operating cash flow and adjusted free cash flow with net cash provided by operating activities, the most comparable financial measure calculated in accordance with GAAP, as derived from the Statements of Condensed Consolidated Cash Flows to be included in the Company's report on Form 10-Q for the quarter ended March 31, 2019.

	Three Months Ended March 31,
	2019	2018
	(Thousands)
Net cash provided by operating activities	$871,287	$904,412
(Deduct) / add back changes in other assets and liabilities	(223,934)	240
Operating cash flow	$647,353	$904,652
(Deduct) / add back:
EBITDA attributable to discontinued operations (a)	—	(292,117)
Interest expense attributable to discontinued operations	—	12,102
Cash distributions from discontinued operations (b)	—	74,967
Adjusted operating cash flow	$647,353	$699,604
(Deduct):
Capital expenditures attributable to continuing operations	(476,022)	(610,139)
Adjusted free cash flow	$171,331	$89,465

(a)
As a result of the separation of the Company's midstream business from its upstream business and subsequent spin-off of Equitrans Midstream Corporation (Equitrans Midstream) in November 2018, the results of operations of Equitrans Midstream are presented as discontinued operations in the Company's Statements of Condensed Consolidated Operations. EBITDA attributable to discontinued operations is a non-GAAP supplemental financial measure reconciled in the section below.

(b)
Cash distributions from discontinued operations represents the cash distributions payable from EQM Midstream Partners, LP, EQGP Holdings, LP and Rice Midstream Partners LP (the Company's former midstream affiliates) to the Company for the three months ended March 31, 2018.

The table below reconciles adjusted operating cash flow and adjusted free cash flow with net cash provided by operating activities, the most comparable financial measure calculated in accordance with

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GAAP, as derived from the Statements of Condensed Consolidated Cash Flows to be included in the Company's report on Form 10-Q for the quarter ended March 31, 2019 and for the three months ended December 31, 2018.

	Three Months Ended March 31, 2019	Three Months Ended December 31, 2018	Total
	(Thousands)
Net cash provided by operating activities	$871,287	$530,866	$1,402,153
(Deduct) / add back changes in other assets and liabilities	(223,934)	261,216	37,282
Operating cash flow	$647,353	$792,082	$1,439,435
(Deduct) / add back:
EBITDA attributable to discontinued operations (a)	—	(118,934)	(118,934)
Interest expense attributable to discontinued operations	—	19,452	19,452
Adjusted operating cash flow	$647,353	$692,600	$1,339,953
(Deduct):
Capital expenditures attributable to continuing operations	(476,022)	(558,351)	(1,034,373)
Adjusted free cash flow	$171,331	$134,249	$305,580

(a)
As a result of the separation of the Company's midstream business from its upstream business and subsequent spin-off of Equitrans Midstream in November 2018, the results of operations of Equitrans Midstream are presented as discontinued operations in the Company's Statements of Condensed Consolidated Operations. EBITDA attributable to discontinued operations is a non-GAAP supplemental financial measure reconciled in the section below.

The Company has not provided projected net cash provided by operating activities or reconciliations of projected adjusted operating cash flow and adjusted free cash flow to projected net cash provided by operating activities, the most comparable financial measure calculated in accordance with GAAP. The Company is unable to project net cash provided by operating activities for any future period because this metric includes the impact of changes in operating assets and liabilities related to the timing of cash receipts and disbursements that may not relate to the period in which the operating activities occurred. The Company is unable to project these timing differences with any reasonable degree of accuracy without unreasonable efforts such as predicting the timing of its and customers’ payments, with accuracy to a specific day, months in advance. Furthermore, the Company does not provide guidance with respect to its average realized price, among other items, that impact reconciling items between net cash provided by operating activities and adjusted operating cash flow and adjusted free cash flow, as applicable. Natural gas prices are volatile and out of the Company’s control, and the timing of transactions and the income tax effects of future transactions and other items are difficult to accurately predict. Therefore, the Company is unable to provide projected net cash provided by operating activities, or the related reconciliations of projected adjusted operating cash flow and adjusted free cash flow to projected net cash provided by operating activities, without unreasonable effort.

EBITDA Attributable to Discontinued Operations
EBITDA attributable to discontinued operations is a non-GAAP supplemental financial measure defined as income from discontinued operations, net of tax plus interest expense, income tax expense, depreciation and amortization of intangible assets attributable to discontinued operations for the three months ended March 31, 2018.

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The table below reconciles EBITDA attributable to discontinued operations with income from discontinued operations, net of tax, the most comparable financial measure calculated in accordance with GAAP, as reported in the Statements of Condensed Consolidated Operations to be included in the Company’s report on Form 10-Q for the quarter ended March 31, 2019.

Three Months Ended March 31, 2018
(Thousands)
Income from discontinued operations, net of tax	$133,554
Add back / (deduct):
Interest expense	12,102
Income tax expense	90,875
Depreciation	45,200
Amortization of intangible assets	10,386
EBITDA attributable to discontinued operations	$292,117

Adjusted Operating Revenue
Adjusted operating revenue (also referred to as total natural gas & liquids sales, including cash settled derivatives) is a non-GAAP supplemental financial measure that is presented because it is an important measure used by the Company’s management to evaluate period-over-period comparisons of earnings trends. Adjusted operating revenue as presented excludes the revenue impact of changes in the fair value of derivative instruments prior to settlement and the revenue impact of net marketing services and other revenues. Management utilizes adjusted operating revenue to evaluate earnings trends because the measure reflects only the impact of settled derivative contracts and thus does not impact the revenue from natural gas sales with the often-volatile fluctuations in the fair value of derivatives prior to settlement. Adjusted operating revenue also excludes "net marketing services and other" because management considers this revenue to be unrelated to the revenue for its natural gas and liquids production. "Net marketing services and other" includes both the cost of and recoveries on third-party pipeline capacity not used for the Company's sales volumes as well as revenue for gathering services. Management further believes that adjusted operating revenue, as presented, provides useful information to investors for evaluating period-over-period earnings trends.

The table below reconciles adjusted operating revenue to total operating revenue, the most comparable financial measure calculated in accordance with GAAP, as reported in the Statements of Condensed Consolidated Operations to be included in the Company’s report on Form 10-Q for the quarter ended March 31, 2019.

	Three Months Ended March 31,
	2019	2018
	(Thousands, unless noted)
Total operating revenue	$1,143,173	$1,312,036
Add back / (deduct):
Loss (gain) on derivatives not designated as hedges	131,996	(62,592)
Net cash settlements paid on derivatives not designated as hedges	(63,634)	(38,629)
Premiums received for derivatives that settled during the period	2,437	234
Net marketing services and other	(3,556)	(23,070)
Adjusted operating revenue	$1,210,416	$1,187,979
Total sales volumes (MMcfe)	383,470	357,005
Average realized price ($/Mcfe)	$3.16	$3.33

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Adjusted EBITDA
Adjusted EBITDA is defined as income (loss) from continuing operations, plus interest expense, income tax expense (benefit), depreciation and depletion, amortization of intangible assets, long-lived asset impairments, lease impairments and expirations, the revenue impact of changes in the fair value of derivative instruments prior to settlement, unrealized (gain) loss on investment in Equitrans Midstream Corporation, proxy and transaction costs and certain other items that impact comparability between periods. Adjusted EBITDA is a non-GAAP supplemental financial measure that management and external users of the Company’s consolidated financial statements, such as industry analysts, lenders and ratings agencies use to assess the Company’s earnings trends. The Company believes that adjusted EBITDA is an important measure used by the Company’s management and investors in evaluating period-over-period comparisons of earnings trends. Adjusted EBITDA should not be considered as an alternative to the Company’s net income presented in accordance with GAAP. Adjusted EBITDA excludes the revenue impact of changes in the fair value of derivative instruments prior to settlement and other items that affect the comparability of results and are not trends in the ongoing business. Management utilizes adjusted EBITDA to evaluate earnings trends because the measure reflects only the impact of settled derivative contracts and thus the income from natural gas is not impacted by the often-volatile fluctuations in fair value of derivatives prior to settlement.

The table below reconciles adjusted EBITDA with income (loss) from continuing operations, the most comparable financial measure as calculated in accordance with GAAP, as reported in the Statements of Condensed Consolidated Operations to be included in the Company’s report on Form 10-Q for the quarter ended March 31, 2019.

	Three Months Ended March 31,
	2019	2018
	(Thousands)
Income (loss) from continuing operations	$190,691	$(1,578,533)
Add back / (deduct):
Interest expense	56,573	57,911
Income tax expense (benefit)	38,234	(429,840)
Depreciation and depletion	391,113	392,693
Amortization of intangible assets	10,342	10,342
Impairment/loss on sale of long-lived assets	—	2,329,045
Lease impairments and expirations	29,534	3,879
Proxy and transaction costs	4,089	10,078
Loss (gain) on derivatives not designated as hedges	131,996	(62,592)
Net cash settlements paid on derivatives not designated as hedges	(63,634)	(38,629)
Premiums received for derivatives that settled during the period	2,437	234
Increase in litigation reserves	8,000	—
Unrealized gain on investment in Equitrans Midstream Corporation	(89,055)	—
Adjusted EBITDA	$710,320	$694,588

The Company has not provided projected net income or a reconciliation of projected adjusted EBITDA to projected net income, the most comparable financial measure calculated in accordance with GAAP, because the Company does not provide guidance with respect to depletion and depreciation expense, income tax expense, the revenue impact of changes in the projected fair value of derivative instruments prior to settlement or unrealized gains and losses on its investments in equity securities. Therefore,

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projected net income and a reconciliation of projected adjusted EBITDA to projected net income, are not available without unreasonable effort.

About EQT Corporation:
EQT Corporation is a natural gas production company with emphasis in the Appalachian Basin and operations throughout Pennsylvania, West Virginia and Ohio. With 130 years of experience and a long-standing history of good corporate citizenship, EQT is the largest producer of natural gas in the United States. As a leader in the use of advanced horizontal drilling technology, EQT is committed to minimizing the impact of drilling-related activities and reducing its overall environmental footprint. Through safe and responsible operations, EQT is helping to meet our nation’s demand for clean-burning energy, while continuing to provide a rewarding workplace and support for activities that enrich the communities where its employees live and work. Visit EQT Corporation at www.EQT.com; and to learn more about EQT’s sustainability efforts, please visit https://csr.eqt.com.

EQT Management speaks to investors from time to time and the analyst presentation for these discussions, which is updated periodically, is available via the Company’s investor relationship website at https://ir.eqt.com.

Cautionary Statements
The United States Securities and Exchange Commission (SEC) permits oil and gas companies, in their filings with the SEC, to disclose only proved, probable and possible reserves that a company anticipates as of a given date to be economically and legally producible and deliverable by application of development projects to known accumulations. The Company uses certain terms, such as “EUR” (estimated ultimate recovery) and “3P” (proved, probable and possible), that the SEC’s guidelines prohibit the Company from including in filings with the SEC. These measures are by their nature more speculative than estimates of reserves prepared in accordance with SEC definitions and guidelines and accordingly are less certain.

Total sales volume per day (or daily production) is an operational estimate of the daily production or sales volume on a typical day (excluding curtailments).

Reserve engineering is a process of estimating underground accumulations of natural gas, NGLs and oil that cannot be measured in an exact way. The accuracy of any reserve estimate depends on the quality of available data, the interpretation of such data and price and cost assumptions made by reserve engineers. In addition, the results of drilling, testing and production activities may justify revisions of estimates that were made previously. If significant, such revisions would change the schedule of any further production and development program. Accordingly, reserve estimates may differ significantly from the quantities of natural gas, NGLs and oil that are ultimately recovered.

This news release contains certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Statements that do not relate strictly to historical or current facts are forward-looking. Without limiting the generality of the foregoing, forward-looking statements contained in this news release specifically include the expectations of plans, strategies, objectives and growth and anticipated financial and operational performance of the Company and its subsidiaries, including guidance regarding the Company’s strategy to develop its reserves; drilling plans and programs (including the number, type, spacing, average length-of-pay or lateral length and location of wells to be drilled or turned-in-line, the number and type of drilling rigs, the number of frac crews, and the availability of capital to complete these plans and programs); projected natural gas prices, basis and average differential; total resource potential, reserves and EUR; projected production and sales volume and growth rates (including liquids sales volume and growth rates); projected drilling and completions (D&C) costs, other well costs, unit costs and G&A expenses; projected reductions in expenses, capital costs and well costs, the projected timing of achieving such reductions and the Company's ability to achieve such reductions; infrastructure programs; projected capital efficiency and cash savings and other operating efficiencies associated with the Company’s business strategy; the Company’s ability to mitigate curtailments; projected dividend amounts and rates; projected cash flows, including the ability to fund the 2019 drilling program through cash from operations; projected adjusted free cash flow, adjusted operating cash flow, and net income attributable to noncontrolling interests, including the Company’s ownership of Equitrans Midstream Corporation common stock; monetization transactions, including asset sales, joint ventures or other transactions involving the Company’s assets; the timing and structure of any dispositions of the Company's ownership of common stock of Equitrans Midstream Corporation, and the planned use of the proceeds from any such dispositions; projected capital contributions and capital expenditures; projected adjusted EBITDA; liquidity and financing requirements, including funding sources and availability; the Company’s hedging strategy; and tax position, projected effective tax rate and the impact of changes in tax laws. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. The Company has based these forward-looking statements on current expectations and assumptions about future events, taking into account all information currently available to the Company. While the Company considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks and uncertainties, many of which are difficult to predict and beyond the Company’s control. The risks and uncertainties that may affect the operations, performance and results of the Company’s business and forward-looking statements include, but are not limited to, those set forth under Item 1A, “Risk Factors,” of the Company’s Form 10-K for the year ended December 31, 2018, as filed with the SEC and as updated by the Company’s Form 10-Q for the quarter ended March 31, 2019, to be filed with the SEC, and any subsequent Form 10-Qs, and those set forth in the other documents the Company files from time to time with the SEC.

Any forward-looking statement speaks only as of the date on which such statement is made, and the Company does not intend to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Analyst inquiries please contact:
Blake McLean – Senior Vice President, Investor Relations and Strategy
412.395.3561
bmclean@eqt.com

Media inquiries please contact:
Linda Robertson – Media Relations Manager
412.553.7827
lrobertson@eqt.com

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NEWS RELEASE
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EQT CORPORATION AND SUBSIDIARIES
STATEMENTS OF CONDENSED CONSOLIDATED OPERATIONS (UNAUDITED)

	Three Months Ended March 31,
	2019	2018
Operating revenues:	(Thousands, except per share amounts)
Sales of natural gas, oil and NGLs	$1,271,613	$1,226,374
(Loss) gain on derivatives not designated as hedges	(131,996)	62,592
Net marketing services and other	3,556	23,070
Total operating revenues	1,143,173	1,312,036
Operating expenses:
Transportation and processing	439,246	416,657
Production	43,408	58,634
Exploration	1,007	1,225
Selling, general and administrative	48,978	39,815
Depreciation and depletion	391,113	392,693
Impairment/loss on sale of long-lived assets	—	2,329,045
Lease impairments and expirations	29,534	3,879
Proxy and transaction costs	4,089	10,078
Amortization of intangible assets	10,342	10,342
Total operating expenses	967,717	3,262,368
Operating income (loss)	175,456	(1,950,332)
Unrealized gain on investment in Equitrans Midstream Corporation	89,055	—
Dividend and other income (expense)	20,987	(130)
Interest expense	56,573	57,911
Income (loss) from continuing operations before income taxes	228,925	(2,008,373)
Income tax expense (benefit)	38,234	(429,840)
Income (loss) from continuing operations	190,691	(1,578,533)
Income from discontinued operations, net of tax	—	133,554
Net income (loss)	190,691	(1,444,979)
Less: Net income from discontinued operations attributable to noncontrolling interests	—	141,015
Net income (loss) attributable to EQT Corporation	$190,691	$(1,585,994)

Amounts attributable to EQT Corporation:
Income (loss) from continuing operations	$190,691	$(1,578,533)
(Loss) from discontinued operations, net of tax	—	(7,461)
Net income (loss) attributable to EQT Corporation	$190,691	$(1,585,994)

Earnings per share of common stock attributable to EQT Corporation:
Basic:
Weighted average common stock outstanding	255,046	264,877
Income (loss) from continuing operations	$0.75	$(5.96)
(Loss) from discontinued operations	—	(0.03)
Net income (loss)	$0.75	$(5.99)
Diluted:
Weighted average common stock outstanding	255,387	264,877
Income (loss) from continuing operations	$0.75	$(5.96)
(Loss) from discontinued operations	—	(0.03)
Net income (loss)	$0.75	$(5.99)

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NEWS RELEASE
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EQT CORPORATION AND SUBSIDIARIES
PRICE RECONCILIATION

	Three Months Ended March 31,
	2019	2018
	(Thousands, unless noted)
NATURAL GAS
Sales volume (MMcf)	363,717	329,404
NYMEX price ($/MMBtu) (a)	$3.15	$2.98
Btu uplift	0.15	0.20
Natural gas price ($/Mcf)	$3.30	$3.18

Basis ($/Mcf) (b)	$(0.02)	$0.13
Cash settled basis swaps (not designated as hedges) ($/Mcf)	(0.12)	(0.15)
Average differential, including cash settled basis swaps ($/Mcf)	$(0.14)	$(0.02)

Average adjusted price ($/Mcf)	$3.16	$3.16
Cash settled derivatives (not designated as hedges) ($/Mcf)	(0.06)	0.04
Average natural gas price, including cash settled derivatives ($/Mcf)	$3.10	$3.20

Natural gas sales, including cash settled derivatives	$1,129,201	$1,055,065

LIQUIDS
NGLs (excluding ethane):
Sales volume (MMcfe) (c)	12,549	18,391
Sales volume (Mbbls)	2,091	3,065
Price ($/Bbl)	$29.86	$37.50
Cash settled derivatives (not designated as hedges) ($/Bbl)	1.65	(1.21)
Average NGLs price, including cash settled derivatives ($/Bbl)	$31.51	$36.29
NGLs sales	$65,903	$111,236
Ethane:
Sales volume (MMcfe) (c)	5,938	7,997
Sales volume (Mbbls)	990	1,333
Price ($/Bbl)	$7.23	$7.90
Ethane sales	$7,152	$10,532
Oil:
Sales volume (MMcfe) (c)	1,266	1,213
Sales volume (Mbbls)	211	202
Price ($/Bbl)	$38.67	$55.15
Oil sales	$8,160	$11,146

Total liquids sales volume (MMcfe) (c)	19,753	27,601
Total liquids sales volume (Mbbls)	3,292	4,600

Liquids sales	$81,215	$132,914

TOTAL PRODUCTION
Total natural gas & liquids sales, including cash settled derivatives (d)	$1,210,416	$1,187,979
Total sales volume (MMcfe)	383,470	357,005
Average realized price ($/Mcfe)	$3.16	$3.33

(a)	The Company’s volume weighted NYMEX natural gas price (actual average NYMEX natural gas price ($/MMBtu) was $3.15 and $3.00 for the three months ended March 31, 2019 and 2018, respectively.

(b)	Basis represents the difference between the ultimate sales price for natural gas and the NYMEX natural gas price.

(c)	NGLs, ethane and crude oil were converted to Mcfe at the rate of six Mcfe per barrel for all periods.

(d)	Also referred to in this report as adjusted operating revenues, a non-GAAP supplemental financial measure.